EXHIBIT 99.1

Press Release

RELM Wireless Corp. Exploring Various Strategic Alternatives

OLATHE, Ky, April 13, 2005 - RELM Wireless Corporation (OTC Bulletin Board: RELM.OB - News) Chairman George N. Benjamin, III announced today that RELM’s Board of Directors is currently exploring various strategic alternatives for the Company and has engaged Jefferies Quarterdeck, a division of Jefferies and Company, Inc., as the Company’s financial advisor. There is no assurance that this process will result in any specific transaction.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital. Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source: RELM Wireless Corporation